Exhibit A.(7)(b)

FEDERAL INSURANCE COMPANY

STATEMENT OF ASSETS, LIABILITIES AND SURPLUS TO POLICYHOLDERS

Statutory Basis

DECEMBER 31, 2002

(in thousands of dollars)

		\\\\\\\\\\\\\\\\\\\\\	LIABILITIES AND
ASSETS			SURPLUS TO POLICYHOLDERS
Cash and Short Term Investments	$522,779		Outstanding Losses and Loss Expenses	$7,685,188
United States Government,			Unearned Premiums	2,760,234
State and Municipal Bonds	6,865,014		Reinsurance Premiums Payable	422,230
Other Bonds	2,724,511		Provision for Reinsurance	127,710
Stocks	360,043		Other Liabilities	731,652
Other Invested Assets	529,464
TOTAL INVESTMENTS	11,001,811		TOTAL LIABILITIES	11,727,014
Investments in Affiliates:
Pacific Indemnity Company	677,286		Capital Stock	20,980
Chubb Investment Holdings,			Paid-In Surplus	2,306,790
Inc.	708,044
Executive Risk Indemnity Inc.	404,804		Unassigned Funds	2,123,246
Chubb Insurance
Company of Europe	209,631
Great Northern
Insurance Company	195,003
CC Canada Holdings Ltd.	93,812
Vigilant Insurance Company	83,635		SURPLUS TO POLICYHOLDERS	4,451,016
Other Affiliates	216,086
Premiums Receivable	1,364,710
Other Assets	1,223,208
			TOTAL LIABILITIES AND
TOTAL ADMITTED ASSETS	$16,178,030		SURPLUS TO POLICYHOLDERS	$16,178,030

Investments are valued in accordance with requirements of the National Association of Insurance Commissioners.

Investments valued at $32,738 are deposited with government authorities as required by law.

State, County & City of New York, - ss:

Anna Maria Lovecchio, Assistant Secretary of the Federal Insurance Company being duly sworn, deposes and says that the foregoing Statement of Assets, Liabilities and Surplus to Policyholders of said Federal Insurance Company on December 31, 2002 is true and correct and is a true abstract of the Annual Statement of said Company as filed with the Secretary of the Treasury of the United States for the 12 months ending December 31, 2002.

Subscribed and sworn to before me

this

/s/ Anna Maria Lovecchio

Assistant Secretary

/s/ Carl Siciliano Notary Public, State of New York

No. 01SI5076300

Qualified in Suffolk County

Commission Expires April 21, 2007